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                                                                    EXHIBIT 12.1

                             THE TITAN CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (AMOUNTS IN THOUSANDS)


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                                                                         YEAR ENDED DECEMBER 31,       SIX MONTHS
                                                                     -------------------------------      ENDED
                                                                       1991       1992       1994     JUNE 30, 1995
                                                                     ---------  ---------  ---------  -------------
Earnings:
  Income before income taxes.......................................  $   3,534  $   6,967  $   9,003    $   1,964
  Fixed charges....................................................      4,916      3,820      3,133        1,542
                                                                     ---------  ---------  ---------       ------
  Earnings.........................................................  $   8,450  $  10,787  $  12,136    $   3,506
                                                                     ---------  ---------  ---------       ------
                                                                     ---------  ---------  ---------       ------
Fixed charges:
  Interest expense.................................................  $   2,322  $   1,225  $     923    $     469
  Interest factor included in rents................................      2,594      2,595      2,210        1,073
                                                                     ---------  ---------  ---------       ------
  Fixed charges....................................................  $   4,916  $   3,820  $   3,133    $   1,542
                                                                     ---------  ---------  ---------       ------
                                                                     ---------  ---------  ---------       ------
Ratio of earnings to fixed charges.................................       1.72       2.82       3.87         2.27
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